Purchase Order No.:  198422

Date: October 18, 1999

Seller:  NorthStar Technical Incorporated
687 Water Street
St. Johns  NF  A1C 6J9

Attn:  Wilson Russell

PARTIES/TYPE OF CONTRACT

This `Firm Fixed Priced' Purchase Order between Lockheed Martin
Corporation (LMC) acting through its Underseas Systems business unit
(LMUSS) (hereinafter referred to as "Buyer") located at 9500 Godwin
Drive, Manassas, VA 20110 and Northstar Technical Incorporated (hereinafter referred as "Seller") located at 687 Water Street, St. Johns, New Foundland, Canada is placed on the basis set forth herein.

The Buyer's procurement representative is the only person authorized to approve changes to the terms and conditions or the requirements of the Purchase Order. If the Seller complies with any order, direction, interpretation, approval, or disapproval, conditional approval, or determination (written or oral) from someone other than the Buyer's procurement representative, it shall be at Seller's own risk and Buyer shall not be liable for any increased cost or delay in performance in accordance with the requirements set forth herein. The Seller shall ensure that all Seller's personnel are aware of this provision.

Buyer is a signatory to the Defense Industry initiatives on Business Conduct and Ethics (DII).

PRODUCT/SERVICES

Seller shall furnish the necessary personnel, materials, equipment, and services required to accomplish the build, assembly, and test of the Fire Control Consoles (FCC) in accordance with the requirements of Statement of Work No. INT-98-001 dated March 10, 1998.

Price for all hardware and services will be in accordance with Schedule "A".

REQUIREMENTS/DATA

Work is to be performed in accordance with the following requirements data:

Attachment A: Multi-Function Work Station Statement of Work No. INT-98-001 dated 3/10/98 (Pages 1-42) and Appendix (38 Pages).

Attachment B:  Schedule "A" Payment Schedule & Milestone Dependencies
(2 pages).


Attachment C: Lockheed Martin Corporation General Provisions, for International Commercial Subcontracts/Purchase Orders (CORPDOC 1 INT dated 3/99) (6 pages including coversheet).

Attachment D: Subcontract No. 198422 Prime Contract Flowdowns dated 10/4/99 (39 pages including coversheet).

Attachment E: Material Inspection and Receiving Report for Victoria Class Submarine Fire Control System (2 pages including coversheet).

Attachment F: Certificate of Milestone Completion. (2 pages including coversheet)

Attachment G:  Public Works and Government Services Canada Loan
Agreement (6 pages including coversheet).

Attachment H: Vendor Shipping Procedural Instructions for Shipments to the United States, Revision B, dated 9/02/99 (19 pages including coversheet).

Attachment I:  LMUSS Property Loan Agreement No. 198422-001 (4 pages).

All drawings, specifications or other documents referenced in this Purchase Order but not attached are incorporated and made a part by this reference.

PERIOD OF PERFORMANCE AND/OR DELIVERY SCHEDULE

All articles, services and/or data shall be delivered in accordance with Schedule A. Early delivery of completed milestones is acceptable.

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SHIPPING INSTRUCTIONS

All shipments should be sent to one (1) of the following addresses as directed in writing by the LMUSS Procurement Representative:

Lockheed Martin Underseas Systems
9500 Godwin Drive
Manassas, VA  20110
Attn:  Traffic 001/030

Base Commander W0100
Canadian Forces Base Halifax
Bldg 6, Willow Park
Windsor Street
Halifax, Nova Scotia
B3X 2X0

Shipping Terms: INCOTERMS 1990 DDP (Manassas, VA). Delivery shall be to the locations specified above. The acceptance point of the hardware is the NTI Facility in Newfoundland, Canada.

Customs Import Broker
All shipments to the LMUSS Facility will be cleared through the following customs import broker and subject to the following document:

Emery Customs Broker
44901 Falcon Place, Suite 104
Sterling, VA  20166

Vendor Shipping Procedural Instructions for Shipments to the United States, Revision B, dated 9/02/99.

Deliverables will be released for shipment using a Certificate of Milestone Completion and Material Inspection and Receiving Report for Victoria Class Submarine Fire Control System and will be prepared by the Subcontractor and, when properly completed and signed, be distributed via facsimile to the following address and point of contact:

Lockheed Martin Undersea Systems
9500 Godwin Drive
Manassas, VA  20110
Attention: David Batz

CONSIDERATION AND PAYMENT

BUYERS TOTAL LIABILITY/OBLIGATED FUNDS: This Purchase Order is fully funded for the negotiated price. Therefore, the total commitment of this Purchase Order is $ 1,910,848 (U.S. Dollars).

AUTHORIZATION TO PROCEED

Seller is not authorized to procure any material or hardware listed on the Bill of Materials until receipt of written authorization from the LMUSS Procurement Representative, David Batz.

INSPECTION AND ACCEPTANCE

FCC (10 EACH) MATERIAL RECEIVED LESS PROCESSORS:

Final Acceptance occurs when LMUSS and the Canada Department of National Defense (DND) Design Authority approves Seller furnished documents verifying receipt of acceptance material less processors. LMUSS and the DND Design Authority shall provide written determination of its findings within 10 days of receipt of the documents. After Final Acceptance, these items will be made available to the Seller as Government Furnished Equipment (GFE).

FCC (10 EACH) PROCESSORS RECEIVED:

Final Acceptance occurs when LMUSS and the DND Design Authority approves Seller furnished documents verifying receipt and acceptance of processors. LMUSS and the DND Design Authority shall provide written determination of its findings within 10 days of receipt of the documents. After Final Acceptance, these items will be made available to the Seller as GFE.

COMPLETE FIRE CONTROL CONSOLE (10 EACH):

The FCC's will be completed and presented for final acceptance. Inspection for Final Acceptance shall be conducted in accordance with the Fire Control Console Factory Acceptance Test (FAT) Procedures to be supplied as customer furnished equipment by LMUSS. The FAT shall be conducted at the Seller's facility in Canada. LMUSS and the DND Design Authority, at its option, may witness FAT. Final Acceptance occurs when LMUSS and the DND Design Authority approves Seller furnished documents verifying successful completion of FAT. The DND Design Authority shall provide written determination of its findings within 10 days of receipt of the documents.

ORDER OF PRECEDENCE

In the event of an inconsistency in this Purchase Order, unless otherwise provided herein, the inconsistency shall be resolved by giving precedence in the following order.

A) Subcontract 198422 Including Special Provisions
B) Schedule "A" Payment Schedule & Milestone Dependencies
C) Lockheed Martin Corporation General Provisions
D) Subcontract No. 198422 Prime Contract Flowdowns
E) Multi-Function Work Station Statement of Work No. INT-98-001
F) All other documents

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ACCEPTANCE

This Purchase Order is the entire agreement between Buyer and Seller. It supersedes all prior agreements, oral or written and all other communications relating to the subject matter of this Purchase Order.

Any terms contained in Seller invoices, acknowledgments, shipping instructions or other forms that are inconsistent with or different from this Purchase Order shall be void and of no effect.

This Purchase Order is executed in duplicate originals as of the date specified on page one.

Please sign and return this Purchase Order to Buyer within ten (10) working days after receipt.

Lockheed Martin Corporation

/s/ By:  David W. Batz

Title: Sr. Subcontract Administrator

Date:  October 18, 1999


Northstar Technical Inc.

/s/ By:  Wilson E. Russell

Title:  President & CEO

Date:  October 18, 1999

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